Exhibit 5

Baker & Hostetler LLP Key Tower 127 Public Square, Suite 2000 Cleveland, OH 44114-1214 T 216.621.0200 F 216.696.0740 www.bakerlaw.com

March 9, 2018

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of senior debt securities (the “Senior Notes”) and serial preferred shares (the “Serial Preferred Shares” and together with the Senior Notes, the “Securities”) of the Company. The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act. The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

In rendering this opinion, we have examined such records, agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

The Senior Notes will be valid and binding obligations of the Company, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and the Serial Preferred Shares will be validly issued, fully paid and non-assessable when:

(a) the Registration Statement and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder);

(b) resolutions shall have been duly adopted pursuant to authority granted by the Company’s Board of Directors or a duly authorized committee thereof, authorizing the creation, issuance and sale of the Securities, as contemplated by the Registration Statement and the applicable prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement;

(c) with respect to the Senior Notes, the indenture pursuant to which they are issued will constitute a valid and binding obligation of each party thereto other than the Company and any required supplemental indenture under which the particular Senior Notes are to be issued shall have been duly authorized, executed and delivered as provided in the indenture and such resolutions;

(d) with respect to the Serial Preferred Shares, a certificate of amendment to the Company’s Amended Articles of Incorporation, as then amended, establishing the terms of the Serial Preferred Shares shall have been duly adopted, filed and made effective;

(e) a prospectus supplement with respect to the sale of such Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder;

(f) the Securities shall have been issued and sold as described in the Registration Statement and in a related prospectus supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement; and

(g) the Securities shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters of United States federal law and the laws of the States of New York and Ohio, and we express no opinion herein as to the laws of any other jurisdiction. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws to the sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Securities and the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Baker & Hostetler LLP